Item 30. Exhibit (h) i. e. 1. iv.

AMENDMENT NO. 3 TO THE FUND PARTICIPATION AGREEMENT

AMONG MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, DELAWARE VIP TRUST,

DELAWARE MANAGEMENT COMPANY, AND DELAWARE

DISTRIBUTORS, L.P.

THIS AMENDMENT, made and entered into as of the 25th day of July 2023, amends the Fund Participation Agreement entered into as of the 10th day of October, 2016, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), C.M. LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut (“C.M. Life,” and together with MassMutual, the “Company”), DELAWARE VIP TRUST, an open-end management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”); DELAWARE MANAGEMENT COMPANY, (the “Adviser”), a series of Macquarie Investment Management Business Trust (formerly Delaware Management Business Trust), a statutory trust organized under the laws of the State of Delaware and investment adviser to the Fund; and DELAWARE DISTRIBUTORS, L.P. (the “Underwriter”), a limited partnership organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund.

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Section 11.1 of the Agreement is hereby amended to update the addresses for Notices to Delaware VIP Trust, Delaware Management Company, and Delaware Distributors as follows:

To the Fund:	With a copy to:
Delaware VIP Trust	General Counsel
100 Independence
610 Market Street
Philadelphia, PA 19106

To the Advisor:	With a copy to:
Delaware Management Company, a series	General Counsel
of Macquarie Investment Management Business Trust
100 Independence
610 Market Street
Philadelphia, PA 19106

To the Underwriter:	With a copy to:
Delaware Distributors, L.P.	General Counsel
100 Independence
610 Market Street
Philadelphia, PA 19106
Attention: Intermediary Contracts Manager
Intermediarycontracts@macquarie.com

2.     Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on this 25th day of July, 2023.

Massachusetts Mutual Life Insurance Company		Delaware VIP Trust

By:	/s/ Michael S. Dunn	By:	/s/ Daniel Geatens
Name:	Michael S. Dunn	Name:	Daniel Geatens
Title:	Head of Institutional Insurance	Title:	CFO & Treasurer

C.M. Life Insurance Company		Delaware Management Company, a series of
Macquarie Investment Management Business Trust

By:	/s/ Michael S. Dunn	By:	/s/ Susan Natalini
Name:	Michael S. Dunn	Name:	Susan Natalini
Title:	Vice President	Title:	Managing Director

Delaware Distributors, L.P.

		By:	/s/ Christopher Calhoun
		Name:	Christopher Calhoun
		Title:	Division Director

SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Portfolios of the Fund:

•	Massachusetts Mutual Variable Life Separate Account I
•	Massachusetts Mutual Variable Life Separate Account IX
•	Massachusetts Mutual Variable Life Separate Account X
•	Massachusetts Mutual Variable Life Separate Account VII

Separate Accounts of C.M. Life Insurance Company participating in Portfolios of the Fund:

•	C.M. Life Variable Life Separate Account I